Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of TranSwitch Corporation (the Company) for the three months ended March 31, 2004 as filed with the Securities and Exchange Commission on the date hereof (the Report), Dr. Santanu Das, Chairman of the Board, Chief Executive Officer and President of the Company and Peter J. Tallian, Senior Vice President, Chief Financial Officer and Treasurer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, based upon review of the report, subject to the qualifications noted below:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Dr. Santanu Das
Dr. Santanu Das
Chairman of the Board, Chief Executive Officer and President
May 5, 2004

By:	/s/ Peter J. Tallian
Peter J. Tallian
Senior Vice President, Chief Financial Officer and Treasurer
May 5, 2004